UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 30, 2010
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA  02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2010, we entered into an Exchange Agreement with each of the holders of our Series E preferred stock and Series C preferred stock pursuant to which each such holder exchanged all of the holder’s shares of Series E preferred stock or Series C preferred stock, as applicable, and all rights, preferences and privileges associated therewith (including but not limited to any accrued but unpaid dividends thereon) and any rights of the holder to liquidated damages under agreements to register our capital stock, for an aggregate of 340,935,801 shares of common stock, representing 75.3% of the Company’s common stock outstanding effective immediately following the exchange.  The outstanding warrants to purchase our common stock held by the former holders of preferred stock were not affected by the exchange.  These outstanding warrants are exercisable for an aggregate of 31,324,933 shares of common stock at prices ranging from $0.105 to $1.25 per share and expire on dates ranging from May 2, 2012 through December 31, 2015.

The Series E preferred stock and Series C preferred stock were convertible by their terms at a conversion price of $0.65 per share of common stock. The effective price per share at which the common stock was issued in connection with the exchange (based on the aggregate liquidation preference of all of the preferred stock divided by the total number of shares of common stock issued in exchange for such preferred stock) was approximately $0.08.  The market price of our common stock as of the last trading day immediately preceding the exchange was $0.04.

As a result of the exchange, all of the liquidation preference applicable to the preferred stock, approximately $27,300,000 as of November 30, 2010, has been eliminated.  Furthermore, the Series E preferred stock and Series C preferred stock accumulated dividends at rates of 9% per annum and 20% per annum, respectively. Unpaid dividends were added to the liquidation preference of the preferred stock.  Given our lack of funds to pay dividends on our preferred stock, this additional accrual would have resulted in an annual aggregate increase of liquidation preference equal to approximately $2,327,000 had the preferred stock remained outstanding.  Finally, as a result of the exchange, the special voting rights that the Series E preferred stock and Series C preferred stock had previously held are no longer applicable, and the former holders of Series E preferred stock have released any rights to require the registration of shares of our common stock for resale under the Securities Act.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01, on November 30, 2010, we issued 340,935,801 shares of common stock (the “Exchange Shares”) in exchange for all outstanding shares of Series E preferred stock and all outstanding shares of Series C preferred stock.  The issuance was made pursuant to an exchange agreement between the Company and all holders of its preferred stock.

The issuance of the shares of our common stock in exchange for shares of our preferred stock was exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

 (c) Exhibits

Number	Title

10.1	Exchange Agreement dated November 30, 2010 between the Company and the holders of Series C Convertible Preferred Stock and Series E Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2010	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Name: Harry S. Palmin
Title: President and Chief Executive Officer

EXHIBIT INDEX

Number	Title

10.1	Exchange Agreement dated November 30, 2010 between the Company and the holders of Series C Convertible Preferred Stock and Series E Convertible Preferred Stock